April 16, 2008

To:  Z Trim Shareholders

RE:  Investor Update: Q1/08

Dear Fellow Shareholders:

In keeping with our pledge to increase transparency and improve the effectiveness of communication with our investor community, we are initiating a series of periodic updates to help keep you informed about our Company’s progress.  The Board, management and staff of Z Trim Holdings, Inc. (Z Trim) deeply appreciate your ongoing faith and support and want you to know that we are working hard to rebuild this enterprise for sustainable, long term growth.

I use the term “rebuild” to convey the reality of our present undertaking.  While the leadership team believes implicitly in the extraordinary potential of this Company, both to deliver strong returns to our shareholders and to improve the health and welfare of millions of consumers, the fact remains that significant work will be necessary in order to realize it.  With this in mind, I will spend a little extra space in this inaugural communication to address some challenges that we have overcome and some that we are still working on.  Future editions will follow a more traditional format of concise updates on key topics with less introductory commentary.

We take great pride in the progress we have made since our annual shareholder meeting in December 2007, including:

o
Resolution of Amex Deficiency Status - We stated that priority number one was to resolve Z Trim’s regulatory compliance status with the American Stock Exchange and in February, were pleased to announce that Amex had found the Company to be fully compliant with all listing standards, thereby eliminating a significant impediment to funding and thus future growth.  This was no mean accomplishment given the breadth of compliance deficiencies with which we were faced.  A number of procedural and internal control improvements are now in place to ensure that this experience will not be repeated.

o
Enhanced Fiscal Responsibility - We promised to get more “bang for the buck” from our shareholders’ investment and while this will remain an ongoing goal and obligation, we have already made significant progress toward reducing our cost of operations without sacrificing quality or capacity.  We have taken a hard look at every aspect of our operation and implemented a number of changes designed to reduce waste and increase efficiency.  Specific examples include identifying less expensive raw materials, changing utility providers, and strategically reducing our workforce.

o
Plant Optimization - We committed to find ways to improve our capacity while lowering our costs and are well on our way to achieving this critical objective.  Dr. Shukla is confident that by utilizing improved drying technology, we will be able to substantially increase our pilot plant capacity while simultaneously driving down unit production costs. .  We have already begun the process of re-designing the plant to meet these objectives, with the goal of completing plant modifications by the third quarter of this year.

o
Capital – We just filed our 2007 annual report, and although our financial performance has materially improved, many hurdles must be surmounted before we achieve success.  Principle among these is the need to raise the money required to fund plant improvements, strengthen our sales capabilities and sustain our operations until we reach profitability.  Our Board has been devoting extraordinary time and effort to that task, and we are confident that we will be able to capitalize our business plan.

o
Strategic Planning – We have made a series of evolutionary changes to prepare for a steepening sales cycle in the months ahead.  We are in the process of hiring a new sales manager, with years of specific industry experience, to work with our existing management team.  We have created a number of internal committees that meet regularly to ensure that every aspect of our organization is on the same page with respect to production, financing, marketing and money management issues.  No material expenditures will be made without thoroughly considering all alternatives and reaching consensus on the best one.

Sales and Marketing Update

I often receive calls from shareholders requesting information about the business. My usual response is either that I am prohibited from providing non-public information, or bound by non-disclosure agreements regarding the status of present and prospective business relationships.  These are frustrating but unavoidable facts of small public company life and while I would like nothing better than to share detailed information about the many exciting opportunities we are pursuing, I simply cannot do so.  I will, however, take this opportunity to share some heretofore non-public information.

In August of 2007 we revitalized our marketing strategy and began cultivating relationships with innovative people who are well-positioned within the industry to exert influence over the purchasing decisions of major food companies.  For example, we strengthened our relationship with Chef Eric Carre of Amazing Food Creations, who is a founding member of the Research Chefs’ Association and an industry leader in the development of innovative foods.  Eric has become a champion of Z Trim, using our ingredients in many of the finished goods he prepares for major food manufacturers.

We also began executing a strategy of presenting finished food solutions to large food manufacturing companies.  Instead of merely boasting about how well our products work, we are showing them tangible examples.  Our creative R & D team has been developing our own finished formulations to demonstrate Z Trim’s amazing array of functional attributes, as well as how great the final products taste.  Building on that strategy, we have brought some finished goods directly to the marketplace and we continue to tout the benefits of our products to the food service sector, particularly the schools.  A limited release of our salad dressings and mayonnaise has been tremendously well-received, and more importantly, has helped us attract the attention of the major food companies that dominate the retail and food service spaces.

While these experiences bode well, it is important to understand the nature of the food industry sales cycle to appreciate our success so far in penetrating the functional food ingredient market.  The sale of even modest amounts of product to giant food companies involves successfully navigating a time and labor intensive obstacle course.  Some of the obstacles include convincing decision-makers of the value our unique products bring, providing technical assistance during extensive internal testing, and supporting market research to evaluate consumer preferences and demand.

This ponderous decision-making process has historically taken from several months to several years, but since the advent of the marketing strategy described above, a number of major companies have started working with our products at a much more accelerated pace.  Several of these engagements have already resulted in sales.  Stated another way, we have crossed the line from merely sending out samples for testing to actually selling product to companies for use in finished goods.  We see this as a promising indication that this new approach will help us to move large prospective clients more rapidly from initial concept through development and testing to finished product launch.

R & D Update

One of the most exciting and significant recent events is our development of a new line of food ingredient products that provide additional functionality and value-added propositions to the food industry.  Under the direction of renowned food scientist Dr. Triveni Shukla, our R & D team has developed a new product stream similar in function to certain gum products.  Remarkably, this derives from an improvement to the Z Trim manufacturing process and is therefore a cost effective means of producing incremental revenue from the same incoming raw materials.  In fact, this innovation will enable our plant to nearly triple production capacity of saleable products while driving down the unit cost of goods sold.

We continue to explore additional capabilities and markets for these products, both individually and in combination with Z Trim in the form of customized blends and emulsions.  We have already successfully sold this new product, and it will be used as an ingredient in finished goods.

The Road Ahead

A number of exciting initiatives are underway and should bear fruit within the coming months.  These include:

o
Attending the Product Innovation Exchange event in Park City, Utah, during April to meet directly with decision-makers from several multi-national food companies who have expressed a high level of interest in using our ingredient solutions in their finished goods.

o	Continuing to work towards a joint venture agreement with the Brazilian company, Kraki, an industry ingredient leader in South America.

o	Hiring a new VP of Sales.

We are excited about our future and remain dedicated to building a successful and sustainable business.  We continue to improve our technology and diversify our customer base with the goal of ubiquity in the food industry.  Over the last several months we have taken bold steps toward achieving that goal, and also toward assuring you, our shareholders, of our absolute commitment to effective corporate governance and regulatory compliance.

We continue to develop and refine our unique technology to create a broad range of diverse products that will deliver value to our customers and thereby our shareholders.  We hope you will stay tuned as we bring you future updates about our successes. Thanks again for your continued support.

Sincerely,

Steven Cohen

President and Director

Disclosures About Forward-Looking Statements. This letter contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as  "expect,"  "anticipate,"  "believe,"  "estimate,"  "intend," "plan," "potential" and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding our prospects for future sales and production efficiencies. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, to differ materially from those in the forward-looking statements. These factors include the risks that we may not gain significant market acceptance for our products, that our plant current operates at a loss, and that we face significant competition.  For a discussion of a variety of risk factors affecting our business and prospects, see "Risk Factors" in our Annual Report on Form 10-KSB for the year ended December 31, 2007.